Exhibit 99.1

SABINE ROYALTY TRUST
February 17, 2009
To Unit Holders:
     This booklet provides 2008 tax information which will allow you to determine your pro rata share of income and deductions attributable to your investment in Sabine Royalty Trust (the “Trust”). Each Unit holder is encouraged to read the entire booklet very carefully.
     The material included in this booklet enables you to compute the information to be included in your Federal and state income tax returns, and the items of income, deduction, and any other information shown in this booklet must be taken into account in computing your taxable income and credits on your Federal income tax return and any state tax returns. This booklet as well as any Forms 1099-MISC received from the Trust relating to backup withholding (discussed on page 3) and any IRS Forms 1099 and written tax statements issued by certain middlemen (discussed in more detail on pg. A-1) that hold Trust Units on your behalf, are the only information sources for Unit holders to determine their share of the items of income and expense of the Trust for the entire 2008 calendar year. Unit holders should retain this booklet and any Forms 1099 and written tax statements received from middlemen and any Forms 1099-MISC received from the Trust as part of their tax records.
     The material herein is not intended and should not be construed as professional tax or legal advice. Each Unit holder should consult the Unit holder’s own tax advisor regarding all tax compliance matters relating to the Units.
     For your convenience, a simple cost depletion calculator is now available on the Sabine Royalty Trust website at: www.sbr-sabineroyaltytrust.com, under the tab “Tax Information.”
Very truly yours,
Sabine Royalty Trust,
By U.S. Trust, Bank of America Private Wealth Management, Trustee
1-800-365-6541
901 Main St. 17th Floor,
Dallas, TX 75202
EIN 75-6297143
CUSIP 78568810

SABINE ROYALTY TRUST
(SRT 2008 TAX)

SABINE ROYALTY TRUST
2008 TAX INFORMATION
Reading the Income and Expense Schedules
     The accompanying income and expense schedules reflect tax information attributable to Sabine Royalty Trust (the “Trust”) for 2008. This information has been assembled on a per Unit basis and is expressed in decimal fractions of one dollar. A cumulative schedule for the twelve months ended December 31, 2008, and separate noncumulative schedules for the months of January through December 2008 are included. Separate depletion schedules are enclosed which provide the necessary information for Unit holders to compute cost and percentage depletion with respect to their interests in the Trust.
Identifying Which Income and Expense Schedules to Use
     Pursuant to the terms of the Trust agreement and the escrow agreement, the Trust receives income and incurs expenses only on Monthly Record Dates. Furthermore, only Unit holders of record on Monthly Record Dates are entitled to cash distributions. On the basis of these agreements, both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on Monthly Record Dates. Therefore, if you were not the Unit holder of record on a specified Monthly Record Date, you should not use the tax information for the month in which that Monthly Record Date falls. A table of Monthly Record Dates and cash distributions per Unit is included on page 4.
     The appropriate schedules to be used by a Unit holder will depend upon (i) the date the Unit holder became a holder of record of the Units, (ii) if applicable, the date the Unit holder ceased to be the holder of record of the Units, and (iii) the tax year-end of the Unit holder. For instance, a Unit holder reporting on the calendar year basis who acquired Units and became a Unit holder of record on June 16, 2008 and who still owned only those Units on December 15, 2008 must use each of the separate monthly schedules for June through December 2008 (located on pages 13-19), and Depletion Schedule I (located on page 22) for such Units. However, Unit holders reporting on a calendar year basis who became Unit holders of record prior to January 15, 2008 and who continued to own only those Units on December 15, 2008, must use only the cumulative schedule for calendar year 2008 (located on page 7) and Depletion Schedule III (located on page 23) or Depletion Schedule IV (located on page 24), as appropriate. As discussed in more detail herein, Unit holders may be entitled to a deduction for either cost depletion or percentage depletion (but not both), depending upon each Unit holder’s individual facts relating to the ownership of Trust Units.
Applying the Data From the Income and Expense Schedules
     The tax data, other than depletion, specifically applicable to a Unit holder may be determined by multiplying the appropriate decimal fractions times the number of Units owned. Unit holders who must use the separate monthly income and expense schedules should combine the individual income and expense factors from the monthly schedules for each month during which the Units were owned on a Monthly Record Date. For a worksheet approach to computing these decimal fractions, see the Supplement to Tax Computation Worksheet on page 6.
Computing Depletion
     Depletion schedules are included which provide information for Unit holders to compute cost depletion and percentage depletion deductions with respect to their interests in the Trust. To compute cost depletion for any taxable period, Unit holders should multiply the cost depletion factor indicated on the relevant schedule times their original tax basis in the respective Unit(s) as reduced by the cost
(SRT 2008 TAX)

depletion and percentage depletion that was allowable as a deduction (whether or not deducted) in prior calendar years during which they owned the Units.
     A factor for percentage depletion is also included. A Unit holder is entitled to a percentage depletion deduction, in lieu of a cost depletion deduction, if percentage depletion exceeds cost depletion for any taxable period. To compute percentage depletion for any taxable period, Unit holders should multiply the percentage depletion factor indicated on the relevant schedule by the number of Units owned by such Unit holder. Unlike cost depletion, percentage depletion is not limited to a Unit holder’s depletable tax basis in the Units. Rather, a Unit holder is entitled to a percentage depletion deduction as long as the applicable Trust properties generate gross income.
     As discussed at page A-2 in the back portion of this booklet, the composite cost depletion factors are determined on the basis of a weighted average ratio of current production from each Trust property to the estimated future production from such property. This method of weighting the cost depletion factors permits the presentation of a single cost depletion factor for all Unit holders acquiring Units during a period in which there is no substantial change in the relative fair market values of the Trust properties. Primarily as a result of the decline in oil prices which occurred during 1986, there was a change in the relative fair market values of the Trust properties. Accordingly, two mutually exclusive cost depletion computations are included herein reflecting the composite cost depletion factors required to compute cost depletion for Units acquired in 1986.
     The proper cost depletion schedule to use in computing 2008 cost depletion depends on the date when the Units were acquired, as described below. Therefore, Unit holders are encouraged to maintain records indicating the date of acquisition and the acquisition price for each Unit or lot of Units acquired.
     Unit holders taking a cost depletion deduction who acquired Units before 2008 use Depletion Schedule III (located on page 23). The Federal cost depletion factors in Depletion Schedule III are presented on a cumulative basis for 2008. Depletion Schedule III contains no state-specific cost depletion factors. Unit holders should refer to Schedule II (located on page 22) for the state-specific cost depletion factors.
     Unit holders who acquired Units in 2008 use Depletion Schedule I (located on page 22). The Federal cost depletion factors in Depletion Schedule I are presented on a cumulative and noncumulative basis for 2008. Depletion Schedule I contains no state-specific cost depletion factors. Unit holders should refer to Schedule II (located on page 22) for the state-specific cost depletion factors.
     Depletion Schedule II contains state-specific cost depletion factors, which are presented on a noncumulative basis for all years. These factors are appropriate for use in calculating the 2008 cost depletion allowance for Units purchased in all years. You may calculate state cost depletion by either (a) calculating the amount of state depletion for each month and adding together the monthly depletion amounts or (b) adding together the applicable monthly depletion factors for the relevant state to create a composite depletion factor for such state and multiplying that factor by the adjusted basis of your Units. Both methods should produce the same result.
Asset Sales and Dispositions
     There have been no sales or dispositions of Trust assets during the year.
Redemptions
     There have been no redemptions of Trust interests during the year.
(SRT 2008 TAX)

Sale or Exchange of Units
     A discussion concerning the tax consequences associated with the sale or exchange of Units is presented on page A-4 in the back portion of this booklet.
Classification of Investment
     Tax reform measures enacted in 1986 and 1987 require items of income and expense to be categorized as “passive,” “active” or “portfolio” in nature. An explanation of the application of these rules to the items of income and expense reported by the Trust are contained on page A-1 in the back portion of this booklet.
Nonresident Foreign Unit Holders
     Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”) are subject to special tax rules with respect to their investments in the Trust. These rules are outlined on page A-3 in the back portion of this booklet.
Unrelated Business Taxable Income
     Certain organizations that are generally exempt from Federal income tax under Internal Revenue Code Section 501 are subject to Federal income tax on certain types of business income defined in Section 512 as unrelated business taxable income (“UBTI”). The income of the Trust as to any tax-exempt organization should not be UBTI so long as the Trust Units are not “debt-financed property” within the meaning of Section 514(b) of the Internal Revenue Code. In general, a Trust Unit would be debt-financed if the Trust incurs debt or if the tax-exempt organization that is a Trust Unit holder incurs debt to acquire a Trust Unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the Trust Unit had not been acquired. A real property exception applies to the debt-financed property rules for certain types of exempt organizations. Consult your tax advisor if applicable.
Backup Withholding
     Unit holders, other than Foreign Taxpayers, who have had amounts withheld in 2008 pursuant to the Federal backup withholding provisions should have received a Form 1099-MISC from the Trust. The Form 1099-MISC reflects the total Federal income tax withheld from distributions. Unlike other Forms 1099 that you may receive, the amount reported on the Form 1099-MISC received from the Trust should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules included herein. The Federal income tax withheld, as reported on the Form 1099-MISC, should be considered as a credit by the Unit holder in computing any Federal income tax liability. Individual Unit holders should include the amount of backup withholding in the Payment section of the Unit holder’s 2008 Form 1040. For a further discussion of backup withholding, see page A-4 in the back portion of this booklet. For amounts withheld from Foreign Taxpayers, see page A-3 in the back portion of this booklet.
State Income Tax
     Since the Trust holds royalty interests and receives income that is attributable to various states, Unit holders may be obligated to file a return and may have a tax liability in states in addition to their state of residence. The accompanying schedules have been prepared in such a manner that income and deductions attributable to the various states may be determined by each Unit holder. State income tax matters are more fully discussed on page A-5 in the back portion of this booklet.
(SRT 2008 TAX)

Table of 2008 Monthly Record Dates and Cash Distributions Per Unit
     Unit holders, as reflected in the transfer books of the Trust on a Monthly Record Date, received the following per Unit cash distributions for 2008. The per Unit cash distributions reflected below have not been reduced by any taxes that may have been withheld from distributions to Foreign Taxpayers or from distributions to Unit holders subject to the Federal backup withholding rules. The distribution checks were dated and mailed on the corresponding Date Payable.

		Distribution
Monthly Record Date	Date Payable	Per Unit
January 15, 2008	January 29, 2008	0.33110
February 15, 2008	February 29, 2008	0.48204
March 17, 2008	March 31, 2008	0.37389
April 15, 2008	April 29, 2008	0.42094
May 15, 2008	May 29, 2008	0.49698
June 16, 2008	June 30, 2008	0.48540
July 15, 2008	July 29, 2008	0.55702
August 15, 2008	August 29, 2008	0.68973
September 15, 2008	September 29, 2008	0.64875
October 15, 2008	October 29, 2008	0.58396
November 17, 2008	November 28, 2008	0.65309
December 15, 2008	December 29, 2008	0.31328
(SRT 2008 TAX)

SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2008
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

	A		B		C
Income/Expense
Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)			Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2008 Form 1040 (Note 3)
Gross Royalty Income		x		=		Line 4, Part I, Schedule E

Severance Tax		x		=		Line 16, Part I, Schedule E

Interest Income		x		=		Line 1, Part I, Schedule B

Administrative Expense		x		=		Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

Cost Depletion
		Allowable in Prior		Adjusted Basis for		Appropriate 2008
		Calendar Years		Cost Depletion		Cost Depletion Factor
Original Basis		(Note 5)		Purposes		(Note 4)		2008 Cost Depletion
	–		=		x		=

*	Reflect cost depletion on 2008 Form 1040, line 20, Part 1, Schedule E (Note 3).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

Where to Reflect on
Net Sales		Adjusted Basis			2008 Form 1040
Price		(Note 6)		Gain (Loss)	(Note 3)
	–		=		Form 4797 Part III, Lines 19-24 and Schedule D

Notes

(1)	In order to correctly calculate total income and expense to be reported on your 2008 Federal and, if applicable, state income tax returns as different factors apply depending on when Units were acquired, it is recommended that you reproduce and complete a separate Tax Computation Worksheet for each block of Units acquired at different times. If more than one Tax Computation Worksheet is required, then the separate amounts from each Tax Computation Worksheet should be added together and those aggregate numbers reported on your 2008 income tax returns.

(2)	If you did not become a Unit holder of record of any Unit(s) or did not cease to be a Unit holder of record of any Unit(s) during the period from January 15, 2008 through December 15, 2008, then the amounts reflected on the cumulative schedule for 2008 (located on page 7) should be used to complete Part I. If any Units were held of record for only part of the period defined above, the Supplement to Tax Computation Worksheet on page 6 should be used to derive the income and expense factors to be inserted in column B.

(3)	The Trustee believes that individual Unit holders owning the Units as an investment should report the amounts determined in this manner. See Sample Tax Forms on pages 25-28. The U.S. Corporation Income Tax Return (Form 1120) does not require that royalty income and related expenses be separately identified on any specific schedules. See “Sale or Exchange of Units” on page A-4 for a discussion of the tax consequences resulting from the sale of a Unit.

(4)	The appropriate depletion schedule(s) to be utilized depends on when the Units were acquired. See “Computing Depletion” on pages 1 and 2 to determine the proper schedule(s) to be used. This worksheet assumes a Unit holder will take the cost depletion deduction. Some Unit holders may be entitled to a percentage depletion deduction in lieu of a cost depletion deduction, in which case Depletion Schedule IV (on page 24) should be used to compute such Unit holder’s depletion deduction for purposes of Part II of this worksheet. See pages 1 – 2 and A-2 – A-3 of this booklet for additional information regarding depletion deductions.

(5)	Cost depletion allowable in prior calendar years cannot be computed from the schedules contained in this booklet. Depletion schedules contained in Sabine Royalty Trust Tax Information Booklet(s) from prior years should be used to determine the appropriate cost depletion amount(s) allowable in prior calendar years.

(6)	The adjusted basis is equal to the cost or other basis of the Unit(s) less the cost depletion allowable from the date of acquisition through the date of sale (whether or not deducted).
(SRT 2008 TAX)

SABINE ROYALTY TRUST
SUPPLEMENT TO TAX COMPUTATION WORKSHEET
2008
FOR UNITS HELD FOR ONLY PART OF THE YEAR
     This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 15, 2008 through December 15, 2008. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet—Part I (located on page 5), under the heading entitled “Income/Expense Per Unit from Appropriate Schedule(s).” In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the supplemental schedules (pages 20-21) for each month during which the Units were owned on a Monthly Record Date. (See page 4 for a list of Monthly Record Dates).

Calculated
	MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE												Factor
	January	February	March	April	May	June	July	August	September	October	November	December	Per Unit*
Gross Royalty Income

Severance Tax

Interest Income

Administrative Expense

*	This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 5.
(SRT 2008 TAX)

Cumulative 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.006934	$.000031	$.006965	$ *	$.000162
Louisiana	.115759	.008404	.107355	*	.002556
Mississippi	.324420	.023418	.301002	*	.006781
New Mexico	.469520	.046673	.422847	*	.011057
Oklahoma	.993040	.122662	.870378	*	.022865
Texas	4.677375	.220324	4.457051	.020735	.106725

TOTAL	$6.587048	$.421450	$6.165598	$.020735	$.150146

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$6.165598
2. Interest Income	.020735
3. Administrative Expense	(.150146)

4. Cash Distribution Per Unit**	$6.036187

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For January 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000363	$.000499	$.000862	$ *	$.000012
Louisiana	.008179	.000654	.007525	*	.000280
Mississippi	.010633	.000818	.009815	*	.000364
New Mexico	.047425	.000036	.047461	*	.001626
Oklahoma	.069608	.008991	.060617	*	.002386
Texas	.231775	.016124	.215651	.001782	.007944

TOTAL	$.367983	$.026052	$.341931	$.001782	$.012612

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.341931
2. Interest Income*	.001782
3. Administrative Expense	(.012612)

4. Cash Distribution Per Unit**	$.331101

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For February 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000717	$.000054	$.000663	$ *	$.000016
Louisiana	.009726	.000692	.009034	*	.000216
Mississippi	.023566	.001364	.022202	*	.000523
New Mexico	.035015	.004734	.030281	*	.000777
Oklahoma	.063127	.008272	.054855	*	.001400
Texas	.396275	.021662	.374613	.002114	.008791

TOTAL	$.528426	$.036778	$.491648	$.002114	$.011723

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.491648
2. Interest Income*	.002114
3. Administrative Expense	(.011723)

4. Cash Distribution Per Unit**	$.482039

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For March 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000433	$.000034	$.000399	$ *	$.000015
Louisiana	.002629	.000429	.002200	*	.000091
Mississippi	.016416	.001265	.015151	*	.000566
New Mexico	.034429	.005161	.029268	*	.001188
Oklahoma	.069379	.007515	.061864	*	.002394
Texas	.292745	.015204	.277541	.001824	.010100

TOTAL	$.416031	$.029608	$.386423	$.001824	$.014354

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.386423
2. Interest Income*	.001824
3. Administrative Expense	(.014354)

4. Cash Distribution Per Unit**	$.373893

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For April 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000710	$.000051	$.000659	$ *	$.000018
Louisiana	.013219	.000825	.012394	*	.000341
Mississippi	.016216	.001046	.015170	*	.000418
New Mexico	.031164	.004369	.026795	*	.000803
Oklahoma	.065853	.008594	.057259	*	.001697
Texas	.340026	.020975	.319051	.001651	.008762

TOTAL	$.467188	$.035860	$.431328	$.001651	$.012039

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	.431328
2. Interest Income	.001651
5. Administrative Expense	(.012039)

6. Cash Distribution Per Unit**	.420940

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For May 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000339	$.000027	$.000312	$ *	$.000011
Louisiana	.003727	.000769	.002958	*	.000119
Mississippi	.015008	.001222	.013786	*	.000481
New Mexico	.038318	.005315	.033003	*	.001228
Oklahoma	.071235	.008656	.062579	*	.002283
Texas	.417848	.017470	.400378	.001478	.013391

TOTAL	$.546475	$.033459	$.513016	$.001478	$.017513

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.513016
2. Interest Income	.001478
3. Administrative Expense	(.017513)

4. Cash Distribution Per Unit**	$.496981

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For June 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000757	$.000055	$.000702	$ *	$.000024
Louisiana	.012616	.000853	.011763	*	.000408
Mississippi	.021127	.001441	.019686	*	.000683
New Mexico	.033323	.004264	.029059	*	.001077
Oklahoma	.064736	.007597	.057139	*	.002093
Texas	.406020	.023030	.382990	.001473	.013126

TOTAL	$.538579	$.037240	$.501339	$.001473	$.017411

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.501339
2. Interest Income	.001473
3. Administrative Expense	(.017411)

4. Cash Distribution Per Unit**	$.485401

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For July 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000425	$.000034	$.000391	$ *	$.000008
Louisiana	.009828	.000701	.009127	*	.000185
Mississippi	.031467	.002791	.028676	*	.000593
New Mexico	.041213	.005784	.035429	*	.000777
Oklahoma	.100237	.013219	.087018	*	.001890
Texas	.431875	.025502	.406373	.001605	.008145

TOTAL	$.615045	$.048031	$.567014	$.001605	$.011598

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item
1. Total Net Royalty Payments	$.567014
2. Interest Income	.001605
3. Administrative Expense	(.011598)

4. Cash Distribution Per Unit**	$0.557021

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For August 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000319	$.000023	$.000296	$ *	$.000005
Louisiana	.010949	.000719	.010230	*	.000156
Mississippi	.030881	.002135	.028746	*	.000441
New Mexico	045454	.006397	.039057	*	.000649
Oklahoma	.113278	.013694	.099584	*	.001618
Texas	.533877	.013253	.520624	.001685	.007623

TOTAL	$.734758	$.036221	$.698537	$.001685	$.010492

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item
1. Total Net Royalty Payments	$.698537
2. Interest Income	.001685
3. Administrative Expense	(.010492)

4. Cash Distribution Per Unit**	$0.689730

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For September 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000927	$.000065	$.000862	$ *	$.000017
Louisiana	.010954	.000687	.010267	*	.000199
Mississippi	.030668	.002478	.028190	*	.000558
New Mexico	.042559	.005277	.047836	*	.000774
Oklahoma	.094482	.011892	.082590	*	.001719
Texas	.519129	.029333	.489796	.001918	.009442

TOTAL	$.698719	$.039178	$.659541	$.001918	$.012709

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.659541
2. Interest Income	.001918
3. Administrative Expense	(.012709)

4. Cash Distribution Per Unit**	$0.64875

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For October 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000645	$.000042	$.000603	$ *	$.000009
Louisiana	.016198	.000890	.015308	*	.000238
Mississippi	.033862	.002364	.031498	*	.000497
New Mexico	.039209	.005738	.033471	*	.000576
Oklahoma	.109519	.013191	.096328	*	.001609
Texas	.425190	.011090	.414100	.001825	.006244

TOTAL	$.624623	$.033315	$.591308	$.001825	$.009173

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.591308
2. Interest Income	.001825
3. Administrative Expense	(.009173)

4. Cash Distribution Per Unit**	$.583960

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For November 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000776	$.000044	$.000732	$ *	$.000012
Louisiana	.013495	.000937	.012558	*	.000202
Mississippi	.076742	.005065	.071677	*	.001149
New Mexico	.054526	.007650	.046876	*	.000816
Oklahoma	.082260	.009621	.072639	*	.001231
Texas	.465217	.008123	.457094	.001886	.006962

TOTAL	$.693016	$.031440	$.661576	$.001886	$.010372

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.661576
2. Interest Income	.001886
3. Administrative Expense	(.010372)

4. Cash Distribution Per Unit**	.653090

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

For December 2008
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

				OTHER INCOME
	ROYALTY INCOME AND EXPENSE			AND EXPENSE
			Net
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.000523	$.000039	$.000484	$ *	$.000015
Louisiana	.004239	.000248	.003991	*	.000121
Mississippi	.017834	.001429	.016405	*	.000508
New Mexico	.026885	.002574	.024311	*	.000766
Oklahoma	.089326	.011420	.077906	*	.002545
Texas	.217398	.018558	.198840	.001494	.006195

TOTAL	$.356205	$.034268	$.321937	$.001494	$.010150

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$.321937
2. Interest Income	.001494
3. Administrative Expense	(.010150)

4. Cash Distribution Per Unit**	$.313281

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2008 TAX)

     SABINE ROYALTY TRUST FEDERAL
Table I: 2008 Gross Royalty Income (Cumulative $ per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2008
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.367983	0.896409	1.312440	1.779628	2.326103	2.864682	3.479727	4.214485	4.913204	5.537827	6.230843	6.587048
February	—	0.528426	0.944457	1.411645	1.958120	2.496699	3.111744	3.846502	4.545221	5.169844	5.862860	6.219065
March	—	—	0.416031	0.883219	1.429694	1.968273	2.583318	3.318076	4.016795	4.641418	5.334434	5.690639
April	—	—	—	0.467188	1.013663	1.552242	2.167287	2.902045	3.600764	4.225387	4.918403	5.274608
May	—	—	—	—	0.546475	1.085054	1.700099	2.434857	3.133576	3.758199	4.451215	4.807420
June	—	—	—	—	—	0.538579	1.153624	1.888382	2.587101	3.211724	3.904740	4.260945
July	—	—	—	—	—	—	0.615045	1.349803	2.048522	2.673145	3.366161	3.722366
August	—	—	—	—	—	—	—	0.734758	1.433477	2.058100	2.751116	3.107321
September	—	—	—	—	—	—	—	—	0.698719	1.323342	2.016358	2.372563
October	—	—	—	—	—	—	—	—	—	0.624623	1.317639	1.673844
November	—	—	—	—	—	—	—	—	—	—	0.693016	1.049221
December	—	—	—	—	—	—	—	—	—	—	—	0.356205
Table II: 2008 Severance Tax (Cumulative $ per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2008
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.026052	0.062830	0.092438	0.128298	0.161757	0.198997	0.247028	0.283249	0.322427	0.355742	0.387182	0.421450
February	—	0.036778	0.066386	0.102246	0.135705	0.172945	0.220976	0.257197	0.296375	0.329690	0.361130	0.395398
March	—	—	0.029608	0.065468	0.098927	0.136167	0.184198	0.220419	0.259597	0.292912	0.324352	0.358620
April	—	—	—	0.035860	0.069319	0.106559	0.154590	0.190811	0.229989	0.263304	0.294744	0.329012
May	—	—	—	—	0.033459	0.070699	0.118730	0.154951	0.194129	0.227444	0.258884	0.293152
June	—	—	—	—	—	0.037240	0.085271	0.121492	0.160670	0.193985	0.225425	0.259693
July	—	—	—	—	—	—	0.048031	0.084252	0.123430	0.156745	0.188185	0.222453
August	—	—	—	—	—	—	—	0.036221	0.075399	0.108714	0.140154	0.174422
September	—	—	—	—	—	—	—	—	0.039178	0.072493	0.103933	0.138201
October	—	—	—	—	—	—	—	—	—	0.033315	0.064755	0.099023
November	—	—	—	—	—	—	—	—	—	—	0.031440	0.065708
December	—	—	—	—	—	—	—	—	—	—	—	0.034268
(SRT 2008 TAX)

SABINE ROYALTY TRUST FEDERAL
Table III: 2008 Interest Income (Cumulative $ per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2008
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.001782	0.003896	0.005720	0.007371	0.008849	0.010322	0.011927	0.013612	0.015530	0.017355	0.019241	0.020735
February	—	0.002114	0.003938	0.005589	0.007067	0.008540	0.010145	0.011830	0.013748	0.015573	0.017459	0.018953
March	—	—	0.001824	0.003475	0.004953	0.006426	0.008031	0.009716	0.011634	0.013459	0.015345	0.016839
April	—	—	—	0.001651	0.003129	0.004602	0.006207	0.007892	0.009810	0.011635	0.013521	0.015015
May	—	—	—	—	0.001478	0.002951	0.004556	0.006241	0.008159	0.009984	0.011870	0.013364
June	—	—	—	—	—	0.001473	0.003078	0.004763	0.006681	0.008506	0.010392	0.011886
July	—	—	—	—	—	—	0.001605	0.003290	0.005208	0.007033	0.008919	0.010413
August	—	—	—	—	—	—	—	0.001685	0.003603	0.005428	0.007314	0.008808
September	—	—	—	—	—	—	—	—	0.001918	0.003743	0.005629	0.007123
October	—	—	—	—	—	—	—	—	—	0.001825	0.003711	0.005205
November	—	—	—	—	—	—	—	—	—	—	0.001886	0.003380
December	—	—	—	—	—	—	—	—	—	—	—	0.001494
Table IV: 2008 Trust Administrative Expense (Cumulative $ per Unit)

ACQUISITION	AND THE LAST CASH DISTRIBUTION ON SUCH UNIT WAS ATTRIBUTABLE TO THE MONTHLY RECORD DATE
MONTH:	FOR THE MONTH OF:
	2008
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.012612	0.024335	0.038689	0.050728	0.068241	0.085652	0.097250	0.107742	0.120451	0.129624	0.139996	0.150146
February	—	0.011723	0.026077	0.038116	0.055629	0.073040	0.084638	0.095130	0.107839	0.117012	0.127384	0.137534
March	—	—	0.014354	0.026393	0.043906	0.061317	0.072915	0.083407	0.096116	0.105289	0.115661	0.125811
April	—	—	—	0.012039	0.029552	0.046963	0.058561	0.069053	0.081762	0.090935	0.101307	0.111457
May	—	—	—	—	0.017513	0.034924	0.046522	0.057014	0.069723	0.078896	0.089268	0.099418
June	—	—	—	—	—	0.017411	0.029009	0.039501	0.052210	0.061383	0.071755	0.081905
July	—	—	—	—	—	—	0.011598	0.022090	0.034799	0.043972	0.054344	0.064494
August	—	—	—	—	—	—	—	0.010492	0.023201	0.032374	0.042746	0.052896
September	—	—	—	—	—	—	—	—	0.012709	0.021882	0.032254	0.042404
October	—	—	—	—	—	—	—	—	—	0.009173	0.019545	0.029695
November	—	—	—	—	—	—	—	—	—	—	0.010372	0.020522
December	—	—	—	—	—	—	—	—	—	—	—	0.010150
(SRT 2008 TAX)

SABINE ROYALTY TRUST
Depletion Schedule I
     The cumulative cost depletion factors reflected in Depletion Schedule I should be used to compute 2008 Federal cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 2008. This schedule should not be used to compute cost depletion for any other Units owned. (See accompanying information for computation instructions.)

FIRST MONTH IN WHICH
UNITS WERE OWNED
ON THE MONTHLY
RECORD DATE IN 2008	January	February	March	April	May	June	July	August	September	October	November	December
January	.009374	.021071	.030930	.041048	.051949	.062039	.072971	.084787	.095269	.105112	.117571	.126324
February	—	.011697	.021556	.031674	.042575	.052665	.063597	.075413	.085895	.095738	.108197	.116950
March	—	—	.009859	.019977	.030878	.040968	.051900	.063716	.074198	.084041	.096500	.105253
April	—	—	—	.010118	.021019	.031109	.042041	.053857	.064339	.074182	.086641	.095394
May	—	—	—	—	.010901	.020991	.031923	.043739	.054221	.064064	.076523	.085276
June	—	—	—	—	—	.010090	.021022	.032838	.043320	.053163	.065622	.074375
July	—	—	—	—	—	—	.010932	.022748	.033230	.043073	.055532	.064285
August	—	—	—	—	—	—	—	.011816	.022298	.032141	.044600	.053353
September	—	—	—	—	—	—	—	—	.010482	.020325	.032784	.041537
October	—	—	—	—	—	—	—	—	—	.009843	.022302	.031055
November	—	—	—	—	—	—	—	—	—	—	.012459	.021212
December	—	—	—	—	—	—	—	—	—	—	—	.008753
Depletion Schedule II
     The non-cumulative cost depletion factors reflected in Depletion Schedule II should be used to compute 2008 state cost depletion amounts attributable to Units purchased in any year. The applicable number to use is the number related to the last month in which the units were owned in 2008. (See accompanying information for computation instructions.)

STATE DEPLETION
FACTORS	January	February	March	April	May	June	July	August	September	October	November	December
Florida	.000008	.000015	.000009	.000014	.000007	.000014	.000008	.000005	.000015	.000010	.000012	.000011
Louisiana	.000231	.000263	.000057	.000356	.000062	.000341	.000203	.000226	.000188	.000321	.000271	.000109
Mississippi	.000329	.000674	.000389	.000341	.000367	.000405	.000735	.000530	.000530	.000542	.001820	.000406
New Mexico	.000607	.000620	.000698	.000527	.000662	.000489	.000608	.000630	.000550	.000494	.000752	.000428
Oklahoma	.001696	.001510	.001822	.001402	.001421	.001087	.001736	.001781	.001472	.001554	.001117	.001660
Texas	.006503	.008615	.006884	.007478	.008382	.007754	.007642	.008644	.007727	.006922	.008487	.006139

TOTAL	.009374	.011697	.009859	.010118	.010901	.010090	.010932	.011816	.010482	.009843	.012459	.008753

(SRT 2008 TAX)

SABINE ROYALTY TRUST
DEPLETION SCHEDULE III
     The cumulative Federal cost depletion factors reflected in Depletion Schedule III should be used to compute 2008 Federal cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in the year stated. For cost depletion factors relating to the individual states, please use Depletion Schedule II on page 22. (See accompanying information for computation instructions.)

FOR A UNIT
ACQUIRED OF
RECORD DURING
THE YEAR OF:	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2008
	2008
	January	February	March	April	May	June	July	August	September	October	November	December
ORIGINAL DISTRIBUTION	.009929	.022701	.033272	.044020	.055785	.066618	.078640	.091438	.102853	.113510	.128019	.137555
1983	.009122	.020790	.030470	.040582	.051797	.062060	.072710	.084528	.095033	.104627	.116320	.124954
1984	.006436	.014693	.021513	.028674	.036608	.043887	.051407	.059764	.067195	.073978	.082242	.088337
1985	.008067	.018441	.027003	.035976	.045945	.055076	.064527	.075013	.084345	.092852	.103326	.110964

BEFORE MARCH 17, 1986	.006734	.015397	.022547	.030048	.038390	.046028	.053907	.062668	.070464	.077560	.086260	.092633

AFTER MARCH 17, 1986	.005453	.012466	.018255	.024323	.031073	.037254	.043634	.050722	.057030	.062774	.069836	.074992
1987	.007043	.016089	.023567	.031404	.040120	.048097	.056326	.065477	.073620	.081034	.090094	.096757
1988	.007509	.017091	.025063	.033378	.042613	.051045	.059790	.069507	.078140	.086020	.095562	.102666
1989	.007320	.016600	.024376	.032421	.041336	.049458	.057983	.067413	.075784	.083453	.092740	.099681
1990	.007014	.015884	.023337	.031037	.039569	.047335	.055480	.064499	.072503	.079837	.088673	.095309
1991	.006678	.015028	.022132	.029390	.037433	.044715	.052422	.060931	.068470	.075396	.083726	.090004
1992	.007668	.017104	.025278	.033497	.042594	.050761	.059553	.069230	.077777	.085669	.094978	.102199
1993	.007766	.017323	.025593	.033918	.043117	.051392	.060291	.070079	.078727	.086720	.096184	.103479
1994	.007032	.015674	.023147	.030684	.038969	.046446	.054512	.063369	.071192	.078446	.087006	.093630
1995	.007394	.016464	.024338	.032226	.040902	.048711	.057210	.066505	.074722	.082349	.091410	.098397
1996	.007295	.016043	.023813	.031463	.039839	.047313	.055602	.064646	.072604	.080048	.088606	.095495
1997	.009218	.020457	.030255	.040061	.050806	.060482	.071033	.082576	.092765	.102251	.113381	.122080
1998	.009740	.021687	.032047	.042400	.053731	.063961	.075216	.087446	.098253	.108341	.120518	.129741
1999	.009942	.022273	.032761	.043422	.054934	.065519	.080344	.092862	.103947	.114365	.127377	.136739
2000	.009847	.022187	.032623	.043139	.054533	.065003	.076673	.089115	.100168	.110569	.124254	.133566
2001	.010079	.022308	.032857	.043366	.054368	.064610	.076419	.088797	.099733	.110320	.124172	.133582
2002	.009875	.021953	.032349	.042784	.053931	.064198	.075672	.087920	.098757	.109054	.122139	.131346
2003	.009899	.021972	.032454	.042887	.054135	.064412	.075987	.088324	.099243	.109579	.122814	.132125
2004	.009763	.021902	.032202	.042638	.053878	.064243	.075690	.087953	.098832	.109088	.122300	.131456
2005	.009845	.021984	.032398	.042832	.054083	.064389	.075905	.088215	.099119	.109419	.122564	.131831
2006	.009801	.021890	.032203	.042651	.053858	.064196	.075607	.087854	.098698	.108950	.121939	.131095
2007	.009533	.021342	.031383	.041638	.052693	.062875	.073928	.085893	.096495	.106445	.118891	.127771
(SRT 2008 TAX)

SABINE ROYALTY TRUST
DEPLETION SCHEDULE IV
     The cumulative percentage depletion per-unit amounts reflected in Depletion Schedule IV should be used to compute 2008 Federal percentage depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in any year. (See accompanying information for computation instructions.)

FIRST MONTH IN
WHICH UNITS
WERE OWNED
ON THE
MONTHLY
RECORD DATE IN
2008	January	February	March	April	May	June	July	August	September	October	November	December
January	.055197	.134461	.196866	.266944	.348915	.429702	.521959	.632173	.736981	.830674	.934626	.988057
February	—	.079264	.141669	.211747	.293718	.374505	.466762	.576975	.681783	.775477	.879429	.932860
March	—	—	.062405	.132483	.214454	.295241	.387498	.497711	.602519	.696213	.800165	.853596
April	—	—	—	.070078	.152049	.232836	.325093	.435307	.540115	.633808	.737760	.791191
May	—	—	—	—	.081971	.162758	.255015	.365229	.470036	.563730	.667682	.721113
June	—	—	—	—	—	.080787	.173044	.283257	.388065	.481759	.585711	.639142
July	—	—	—	—	—	—	.092257	.202470	.307278	.400972	.504924	.558355
August	—	—	—	—	—	—	—	.110214	.215022	.308715	.412667	.466098
September	—	—	—	—	—	—	—	—	.104808	.198501	.302454	.355884
October	—	—	—	—	—	—	—	—	—	.093693	.197646	.251077
November	—	—	—	—	—	—	—	—	—	—	.103952	.157383
December	—	—	—	—	—	—	—	—	—	—	—	.053431
(SRT 2008 TAX)

COMPREHENSIVE EXAMPLE 1
     The following example illustrates the computations necessary for an individual to determine income and expense attributable to Units acquired in March of 1984 and held throughout 2008.
COMPUTATION OF INCOME AND EXPENSE FOR UNITS OWNED ON ALL MONTHLY RECORD
DATES IN 2008
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2008
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

	A		B		C
			Income/Expense
			Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)			Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2008 Form 1040 (Note 3)
Gross Royalty Income	100	X	$6.587048	=	$658.71	Line 4, Part I, Schedule E

Severance Tax	100	X	$.421450	=	$42.15	Line 16, Part I, Schedule E

Interest Income	100	X	$.020735	=	$2.08	Line 1, Part I, Schedule B

Administrative Expense	100	X	$.150146	=	$15.02	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

		Cost Depletion				Appropriate 2008
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Notes 4 and 5)		Purposes		Schedule III		2008 Cost Depletion**
$2,100.00	–	$2,012.07	=	$87.93	X	.088337	=	$7.77

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2008 Form 1040, line 20, Part 1, Schedule E (Note 3).
See Page 5 for Applicable Notes.
(SRT 2008 TAX)

COMPREHENSIVE EXAMPLE 2
     The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on Units acquired in 1984 and disposed of during 2008.

Acquisition	Units	Original	Sales	Units
Date	Acquired	Basis	Date	Sold	Sales Price
03-21-84	100	$2,100.00	04-2-08	100	$5,075.00
COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 2008
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2008
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE
See Supplement to Tax Computation Worksheet on Page 31 For Further Explanation

	A		B		C
			Income/Expense Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)			Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2008 Form 1040 (Note 3)
Gross Royalty Income	100	X	$1.312440	=	$131.25	Line 4, Part I, Schedule E

Severance Tax	100	X	$.092438	=	$9.25	Line 16, Part I, Schedule E

Interest Income	100	X	$.005720	=	$.58	Line 1, Part I, Schedule B

Administrative Expense	100	X	$.038689	=	$3.87	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Notes 4 and 5)

		Cost Depletion				Appropriate 2008
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Note 5)		Purposes		Schedule III		2008 Cost Depletion**
$2,100.00	–	$2,012.07	=	$87.93	X	.021513	=	$1.90

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2008 Form 1040, line 20, Part 1, Schedule E (Notes 4 and 5).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

					Where to Reflect on
Net Sales		Adjusted Basis		Gain	2008 Form 1040
Price		(Note 6)		(Loss)	(Note 3)
$5,075.00	–	$86.03	=	$4,988.97	Form 4797, Part III, Lines 19-24 and Schedule D

See Page 5 for Applicable Notes.
(SRT 2008 TAX)

COMPREHENSIVE EXAMPLE 2
(Continued)
SABINE ROYALTY TRUST
SUPPLEMENT TO TAX COMPUTATION WORKSHEET
2008
FOR UNITS HELD FOR ONLY PART OF THE YEAR
     This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 15, 2008 through December 15, 2008. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet—Part I (located on page 5), under the heading entitled ‘‘Income/Expense Per Unit from Appropriate Schedule(s)’’. In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the supplemental schedules (pages 20-21) for the appropriate month during which the Units were owned on a Monthly Record Date. (See page 4 for a list of Monthly Record Dates.)
     The amounts inserted below for January through March illustrate such a computation, as summarized on page 30 as Comprehensive Example 2.

													Calculated
	MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE												Factor
	January	February	March	April	May	June	July	August	September	October	November	December	Per Unit*
Gross Royalty Income	.367983	.528426	.416031	—	—	—	—	—	—	—	—	—	1.312440

Severance Tax	.026052	.036778	.029608	—	—	—	—	—	—	—	—	—	.092438

Interest Income	.001782	.002114	.001824	—	—	—	—	—	—	—	—	—	.005720

Administrative Expense	.012612	.011723	.014354	—	—	—	—	—	—	—	—	—	.038689

*	This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 5.
(SRT 2008 TAX)

SABINE ROYALTY TRUST HISTORICAL TAX WORKSHEET

		WINDFALL		NET			MISC.	NET
	GROSS	PROFIT	SEVERANCE	ROYALTY	INTEREST	ADMIN.	INCOME/	CASH
	INCOME	TAX	TAX	PMTS	INCOME	EXPENSE	EXPENSE	DISTRIB
1983	2.721361	0.316613	0.155445	2.249303	0.019377	0.086800	0.000000	2.181880
1984	3.496106	0.323679	0.196022	2.976405	0.031846	0.155652	0.000000	2.852599
1985	2.853378	0.190767	0.171256	2.491355	0.021277	0.169099	-0.005487	2.338046
1986	1.807003	0.041149	0.114513	1.651341	0.012242	0.184580	0.005487	1.484490
1987	1.648950	0.000209	0.095558	1.553183	0.010601	0.127094	0.000000	1.436690
1988	1.556021	0.000077	0.101561	1.454383	0.010753	0.098526	0.000000	1.366610
1989	1.594196	0.000028	0.131330	1.462838	0.013627	0.096295	0.000000	1.380170
1990	1.748059	0.000000	0.155821	1.592238	0.014058	0.075026	0.000000	1.531270
1991	1.810596	0.000000	0.188955	1.621641	0.010622	0.084643	0.000000	1.547620
1992	1.556025	0.000000	0.132087	1.423938	0.005520	0.135228	0.000000	1.294230
1993	1.751674	0.000000	0.126197	1.625477	0.005316	0.169163	0.000000	1.461630
1994	1.422338	0.000000	0.094300	1.328038	0.005172	0.135390	0.000000	1.197820
1995	1.257833	0.000000	0.086219	1.171614	0.007424	0.151878	0.000000	1.027160
1996	1.650891	0.000000	0.102044	1.548847	0.009748	0.187465	0.000000	1.371130
1997	1.955335	0.000000	0.144324	1.811011	0.010812	0.177263	0.000000	1.644560
1998	1.937789	0.000000	0.123769	1.814020	0.011159	0.171521	0.000000	1.653658
1999	1.663391	0.000000	0.115700	1.547691	0.008112	0.148838	0.000000	1.406965
2000	2.586743	0.000000	0.157354	2.429389	0.016044	0.170794	0.000000	2.274639
2001	3.240755	0.000000	0.210965	3.029790	0.014627	0.183788	0.000000	2.860629
2002	2.175093	0.000000	0.125845	2.049248	0.003150	0.173568	0.000000	1.878830
2003	2.930078	0.000000	0.214244	2.715834	0.003272	0.196541	0.000000	2.522565
2004	3.277066	0.000000	0.271605	3.005461	0.003421	0.222941	0.000000	2.785941
2005	3.874801	0.000000	0.304563	3.570238	0.011804	0.150250	0.000000	3.431792
2006	4.733425	0.000000	0.376823	4.356602	0.024294	0.144170	0.000000	4.236726
2007	4.334040	0.000000	0.361711	3.972329	0.023849	0.145689	0.000000	3.850489
2008	6.587048	0.000000	0.421450	6.165598	0.020735	0.150146	0.000000	6.036187
(SRT 2008 TAX)

SABINE ROYALTY TRUST
DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE
OWNERSHIP OF UNITS IN SABINE ROYALTY TRUST
     The tax law requires individuals, estates, trusts, closely held C corporations and personal service corporations to categorize income and expense into one of three classes, ‘‘active,’’ ‘‘portfolio’’ or ‘‘passive’’, based upon the nature of the activity and the involvement of the taxpayer in such activity. Since the Trust is a grantor trust, the Unit holders are deemed to hold the investment in the royalty interests directly and the proper classification of the Trust income and expense will be dependent upon the relevant facts and circumstances of each Unit holder. Generally, income or loss resulting from an interest in the Trust is properly classified as portfolio income and as such can be reported as directed on the tax computation worksheet (page 5). However, under certain limited circumstances a different tax classification may be appropriate. Accordingly Unit holders should consult their own tax advisor regarding all tax compliance matters related to the Units.
Tax Background and WHFIT Information
     Sabine received a private letter ruling from the Internal Revenue Service, dated May 2, 1983 (the ‘‘Ruling’’), concerning certain tax considerations relevant to the creation and continued existence of the Trust. Pursuant to the Ruling, the Trust is classified for Federal income tax purposes as a ‘‘grantor trust’’ and not as an association taxable as a corporation. A grantor trust is not subject to Federal income tax. Instead, its beneficiaries (the Unit holders in the case of the Trust) are generally considered to own the trust’s income and principal as though no trust were in existence. A grantor trust simply files an information return reflecting all items of income and/or deductions that will be included in the returns of the beneficiaries. Accordingly, each Unit holder of the Trust is taxable on his pro rata share of the Trust’s income and/or deductions.
     The income received or accrued and the deductions paid or incurred by the Trust are deemed to be received or accrued and paid or incurred, respectively, by each Unit holder at the same time as the Trust, which is on each Monthly Record Date. On the basis of both the Trust Agreement and the escrow agreement (discussed below), both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on the Monthly Record Dates.
     Some Trust Units are held by middlemen, as such term is broadly defined in U.S. Treasury Regulations (and includes custodians, nominees, certain joint owners, and brokers holding an interest for a custodian in street name, referred to herein collectively as ‘‘middlemen’’). Therefore, the Trustee considers the Trust to be a non-mortgage widely held fixed investment trust (‘‘WHFIT’’) for U.S. federal income tax purposes. U.S. Trust, Bank of America Private Wealth Management, 901 Main Street, 17th Floor, Dallas, Texas 75202, telephone number (214) 209-2400, is the representative of the Trust that will provide tax information in accordance with applicable U.S. Treasury Regulations governing the information reporting requirements of the Trust as a WHFIT. Tax information is also posted by the Trustee at www.sbr-sabineroyalty.com. Notwithstanding the foregoing, the middlemen, holding Trust Units on behalf of Unit holders, and not the Trustee of the Trust, are solely responsible for complying with the information reporting requirements under the U. S. Treasury Regulations with respect to such Trust Units, including the issuance of IRS Forms 1099 and certain written tax statements. Unit holders whose Trust Units are held by middlemen should consult with such middlemen regarding the information that will be reported to them by the middlemen with respect to the Trust Units.
  Effect of Escrow Arrangement
     The assets of the Trust include royalty and mineral interests in certain producing and proved undeveloped oil and gas properties (the ‘‘Properties’’), which constitute economic interests in gross
(SRT 2008 TAX)

production of oil, gas and other minerals free of the costs of production. The Properties are located in six states and were not carved out of any of Sabine’s working interests in effecting the distribution. In order to facilitate creation of the Trust and avoid the administrative expense and inconvenience of daily reporting to Unit holders, the conveyances by Sabine of the Properties located in all states except Louisiana provided for the execution of an escrow agreement by Sabine. The Trustee now serves as escrow agent. The conveyances by Sabine of the Properties located in Louisiana provided for the execution of a substantially identical escrow agreement by Sabine. Sabine Louisiana Royalty Trust, the sole beneficiary of which is the Trust, was established in order to avoid uncertainty under Louisiana law as to the legality of the Trustee’s holding record title to the Properties located in Louisiana.
     Pursuant to the terms of the escrow agreement and the conveyances of the Properties by Sabine, the proceeds of production from the Properties for each calendar month, and interest thereon, are collected by the escrow agent and are paid to and received by the Trust only on the next Monthly Record Date. The escrow agent has agreed to endeavor to assure that it incurs and pays expenses for each calendar month only on the Monthly Record Date. The Trust Agreement also provides that the Trustee is to endeavor to assure that income of the Trust will be accrued and received and that expenses of the Trust will be incurred and paid only on each Monthly Record Date. Assuming the escrow arrangement is respected for Federal income tax purposes and the Trustee, as escrow agent, is able to control the timing of income and expenses, as stated above, both cash and accrual basis Unit holders will be treated as realizing income only on each Monthly Record Date. The Trustee is treating the escrow arrangement as effective for tax purposes and the accompanying tax information has been presented accordingly.
     If the escrow arrangement is not respected for Federal income tax purposes, a mismatching of income and deductions could occur between a transferor and a transferee upon the sale or exchange of Units. In addition, the Trustee would be required to report the proceeds from production, interest income thereon, and any deductions to the Unit holders on a daily basis, resulting in a substantial increase in the administrative expenses of the Trust.
Depletion
  Cost Depletion
     Pursuant to the Ruling, each Unit holder is entitled to deduct cost depletion with respect to his pro rata interest in the Properties. A Unit holder’s cost depletion deduction is computed by reference to the Unit holder’s adjusted basis in each of his Units.
     The deduction for cost depletion must be computed by a Unit holder with respect to each separate property in the Trust. A Unit holder’s tax basis in each separate property generally must be determined at the time each Unit is acquired by allocating such Unit holder’s cost in each Unit among all properties in the Trust based on their relative fair market values. However, a corporate Unit holder that acquired Units in the distribution from Sabine must determine its tax basis in each separate property in the Trust at the time of the distribution by reference to Sabine’s tax basis in each separate property included in the distribution. The cost depletion deduction attributable to each separate property is calculated for a taxable year by multiplying the tax basis of the property times the appropriate factor reported herein. The factors are derived by dividing total estimated equivalent units of production (barrels of oil and MCF’s of gas) expected to be recovered from the property as of the beginning of the taxable year by the number of equivalent units produced and sold from such property during the taxable year. The resulting deduction for cost depletion cannot exceed the adjusted tax basis in the property. The composite depletion factors presented herein were derived in a manner that encompasses this separate property concept.
(SRT 2008 TAX)

  Percentage Depletion
     The Revenue Reconciliation Act of 1990 repealed the rules denying percentage depletion to a transferee of a proven oil or gas property for transfers after October 11, 1990. Since substantially all of the properties were “proven properties” on the date of the original distribution, the percentage depletion deduction has limited applicability to Unit holders who became Unit holders prior to October 12, 1990.
     A computation of percentage depletion has been made with respect to the post October 11, 1990 transfers. For some Unit holders, percentage depletion may exceed cost depletion. In such case, a Unit holder is entitled to a percentage depletion deduction in lieu of a cost depletion deduction. Percentage depletion will continue to be computed and compared to cost depletion on an annual basis for applicable transfers occurring after October 11, 1990.
Adjustment to Basis
     Each Unit holder should reduce his tax basis (but not below zero) in the Properties (and correspondingly, his Units) by the amount of cost depletion and percentage depletion allowable with respect to the Properties and by the amount of any return of capital.
Non-Passive Activity Income, Credits and Loss
     The income and expenses of the Trust will not be taken into account in computing the passive activity losses and income under Section 469 of the Code for the Unit holder who acquires and holds Units as an investment and did not acquire them in the ordinary course of a trade or business.
Depletion Calculator
     For your convenience, a simple cost depletion calculator is now available on the Sabine Royalty Trust website at: www.sbr-sabineroyaltytrust.com, under the tab “Tax Information.”
Nonresident Foreign Unit Holders
     Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”), in general, are subject to tax on the gross income attributable to the Trust at a rate equal to 30 percent (or the lower rate under any applicable treaty) without any deductions. This 30 percent tax applies to U.S. source income that is not effectively connected with a U.S. trade or business. Different tax rates and rules apply to income effectively connected with a U.S. trade or business and those rules are not discussed herein. The 30 percent tax is withheld by the Trust and remitted directly to the United States Treasury. Foreign Taxpayers who have had tax withheld in 2007 should have received a Form 1042-S from the Trust. The Form 1042-S will reflect the total Federal income tax withheld from distributions. To avoid double inclusion, the amount reported on the Form 1042-S should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1042-S, should be considered as a credit by the Unit holder in computing any Federal income tax liability.
     A Foreign Taxpayer holding income producing real property may elect to treat the income from such real property as effectively connected with the conduct of a United States trade or business. As discussed above, different tax rates and rules apply to Foreign Taxpayers with income effectively connected with a U.S. trade or business and those rules are not discussed in detail herein. The income attributable to the Properties is considered as income produced from real property. Therefore, this election should be available to Foreign Taxpayers with respect to the taxable income resulting from the ownership of Units. A Unit holder so electing is entitled to claim all deductions with respect to such income, but must file a United States income tax return to claim such deductions. In the case of a Foreign
(SRT 2008 TAX)

Taxpayer that is a foreign corporation, a “branch profits tax” may be imposed at a 30 percent rate, or a lower rate under an applicable treaty. This election, once made, is generally irrevocable unless an application for revocation is approved by the Internal Revenue Service or an applicable treaty allows the election to be made periodically.
     Pursuant to the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), a foreign taxpayer is subject to U.S. income tax with respect to the sale, transfer, or disposition of a United States real property interest. FIRPTA generally treats interests in trusts owning United States real property as United States real property interests. However, Foreign Taxpayers investing in the Trust are not considered to hold U.S. real property interests with respect to the Units since publicly traded, unless such Foreign Taxpayers own a greater than 5% interest in the Trust. If the FIRPTA provisions apply, as described in the preceding paragraph, income tax is required to be withheld from any proceeds distributed to Foreign Taxpayers at the rate of 10% of the amount realized by Foreign Taxpayers upon the sale, exchange or other disposition of a Unit; however, no such withholding is required where, as here, the Units in the Trust are publicly traded, unless the exception applies. In addition, distributions, if any, that represent the Foreign Taxpayer’s allocable share of gain realized upon the sale, exchange or other disposition of a United States real property interest by the Trust, will generally be subject to withholding tax at a 35% rate. As above, the Federal income tax withheld under FIRPTA should be considered a credit by the Foreign Taxpayer in computing any Federal income tax liabilities.
     In order to avoid withholding under FIRPTA, Foreign Taxpayers will be required to furnish the applicable withholding agent with an exemption certificate certifying why such withholding is not required.
     Foreign Taxpayers are encouraged to consult their own tax advisors concerning the tax consequences of their investment in the Trust.
Sale or Exchange of Units
     Generally, a Unit holder realizes gain or loss upon the sale or exchange of any Unit measured by the difference between the amount realized from the sale or exchange and the adjusted tax basis of such Unit. The adjusted tax basis of a Unit is the original basis of such Unit reduced by depletion deductions allowable (whether deducted or not) with respect to such Unit and by any purchase price adjustment that constitutes a return of capital. Trust income allocable to such Unit to the date of sale is taxable to the selling Unit holder. The purchaser of a Unit is taxable on Trust income allocable to such Unit from the date of purchase forward. For Federal income tax purposes, Trust income should generally be allocable only to the holder of record of a Unit on each Monthly Record Date.
     Gain or loss on the sale of Units by a Unit holder who is not a dealer with respect to such Units and who has a holding period for the Units of more than one year will be treated as long-term capital gain or loss except to the extent of the depletion recapture amount. For Federal income tax purposes, the sale of a Unit will be treated as a sale by a Unit holder of his interest in a royalty interest. Thus, upon the sale of the Units, a Unit holder must treat as ordinary income his depletion recapture amount. Such amount equals the lesser of (1) the gain on such sale attributable to the disposition of the royalty interest, or (2) the sum of the prior depletion deductions taken with respect to the royalty interests (but not in excess of the initial basis of such Units allocated to the royalty interests).
Backup Withholding
     A payer is required under specified circumstances to withhold tax at the rate of 28 percent on “reportable interest or dividend payments” and “other reportable payments” (including certain oil and gas royalty payments). Generally, this “backup withholding” is required on payments if the payee has
(SRT 2008 TAX)

failed to furnish the payer a taxpayer identification number or if the payer is notified by the Secretary of the Treasury to withhold taxes on such payments with respect to the payee.
     Amounts withheld by payers pursuant to the backup withholding provisions are remitted to the Internal Revenue Service and are considered a credit against the payee’s Federal income tax liability. If the payee does not incur a Federal income tax liability for the year in which the taxes are withheld, the payee will be required to file the appropriate income tax return to claim a refund of the taxes withheld.
Substantial Understatement Penalty
     Section 6662 of the Internal Revenue Code imposes a penalty in certain circumstances for a substantial understatement of taxes if a taxpayer’s tax liability is understated by more than the greater of (a) 10 percent of the taxes required to be shown on the return or (b) $5,000. For most corporations, there is a substantial underpayment when the understatement exceeds the lesser of (a) 10 percent of the tax required to be shown on the return (or, if greater, $10,000) or (b) $10,000,000. The penalty (which is not deductible) is 20 percent of the understatement. No assurance is given either by the Trustee or counsel to the Trustee as to the possible application of this penalty or other penalties, in part because such application depends largely upon the individual circumstances under which such Units were acquired. As a result, purchasers of Units after the Public Offering should consult their personal tax advisers.
State Income Tax
     Unit holders may be required to file state income tax returns and may be liable for state income tax as a result of their ownership of Units. The Properties are located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas. The tax information included in this booklet is being presented in a manner to enable Unit holders to compute the income and deductions of the Trust attributable to each of these states. Unit holders will need this information to comply with the state income tax filing requirements in those states imposing a state income tax. The laws pertaining to income tax in any given state may vary from those of another state and from those applicable to Federal income tax. Accordingly, Unit holders should to consult their own tax advisors concerning state income tax compliance matters relating to ownership of Units.
     The Trustee has been informed that certain states have contacted Unit holders regarding underpayments of the state income tax imposed on the Unit holders’ income from the Trust. Failure by Unit holders to report their state tax liability properly could result in the direct withholding of state taxes from Trust distributions. Accordingly, Unit holders are urged to review carefully the various filing requirements of the states set forth above in order to determine if a current or prior year state income tax liability exists as a result of the ownership of Units in the Trust.
     The State of Texas does not impose an individual income tax; therefore, no part of the income attributable to the Trust will be subject to state income tax in Texas. However, effective January 1, 2008, Texas imposes a margin tax at a rate of 1% on gross revenues less certain deductions, as specifically set forth in the Texas margin tax statute. The tax generally will be imposed on gross revenues generated in 2007 and thereafter. Entities subject to tax generally include trusts unless otherwise exempt, and most other types of entities having limited liability protection. Trusts that meet certain statutory requirements are generally exempt from the margin tax as “passive entities.” The Trust should be exempt from Texas margin tax as a passive entity. Since the Trust is exempt from the Texas margin tax at the Trust level as a passive entity, each Unit holder that is a business entity subject to the Texas margin tax would generally include its share of the Trust’s revenue in its margin tax computation. The source of such income to a Unit holder would be Texas since the Trust’s day-to-day operations are conducted in Texas.
     The state of Florida imposes an income tax on resident and nonresident corporations but not individuals. Each of the other states in which the Properties are located imposes an income tax
(SRT 2008 TAX)

applicable to both resident and nonresident individuals and corporations. Generally, the state income tax in these states is computed as a percentage of taxable income attributable to the particular state. Even though there are variances from state to state, taxable income for state purposes is often computed in a manner similar to the computation of taxable income for Federal income tax purposes.
     All states have not adopted Federal law with respect to the percentage method of computing depletion nor are such methods consistent among the various states. It should be noted, however, that cost depletion generally is allowed by those states indicated above (Unit holders should note that a special depletion rule applies in Oklahoma). Included previously within this booklet is information to assist you in determining the respective allowable cost depletion deductions by state.
     Unit holders should consult their own tax advisors concerning the type of state income tax returns that may be required and their applicable due dates.
(SRT 2008 TAX)

     Following is a list of names and addresses of the various state taxing authorities from which you may obtain additional information:

Florida		Florida Department of Revenue
5050 W. Tennessee Street
Tallahassee, Florida 32399-0100
(850) 488-6800
www.myflorida.com/dor/taxes

New Mexico	Individuals:	State of New Mexico
Taxation and Revenue Department
1100 Saint Francis Drive
P.O. Box 630
Santa Fe, New Mexico 87504-0630
(505) 827-0700, (505) 827-0822
www.state.nm.us/tax

	Corporations:	New Mexico Taxation and Revenue Department
Attention: Corporate Income and Franchise Tax
P.O Box 25127
Santa Fe, New Mexico 87504-5127
(505) 827-0825
www.state.nm.us/tax

Mississippi		Mississippi State Tax Commission
Bureau of Revenue
P.O. Box 1033
Jackson, Mississippi 39215-1033
(601) 923-7000
www.mstc.state.ms.us

Louisiana	Individuals:	Department of Revenue and Taxation
State of Louisiana
P.O Box 201
Baton Rouge, Louisiana 70821
(225) 219-0102
www.rev.state.la.us

	Corporations:	Secretary of Revenue and Taxation
State of Louisiana
P.O. Box 201
Baton Rouge, Louisiana 70821
(225) 219-0067
www.rev.state.la.us

Oklahoma	Individuals:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, OK 73126-0800
(405) 521-3160
www.oktax.state.ok.us

	Corporations:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, Oklahoma 73126-0800
(405) 521-3126
www.oktax.state.ok.us

Texas		Texas Comptroller of Public Accounts
P.O. Box 13528, Capitol Station
Austin, Texas 78711-3528
(800) 252-5555
www.window.state.tx.us
(SRT 2008 TAX)